                                                                  Exhibit 23.3


                              ARTHUR ANDERSEN LLP


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference of our reports dated February 23, 1998 included in Kranzco Realty Trust's Form 10-K for the year ended December 31, 1997, our report dated February 4, 1997 on the combined financial statements of Union Property Investors, Inc. for the year ended December 31, 1996, our report dated November 10, 1997 on the combined financial statements of Georgia Properties for the year ended December 31, 1996 and our report dated July 2, 1998 on the combined financial statements of the Southeast Acquisition Properties for the year ended December 31, 1997, and to the use of our report dated May 8, 1998 on the consolidated financial statements of New America Network, Inc. for the year ended June 30, 1998 into this Registration Statement on Form S-4.



/s/ Arthur Andersen LLP
Philadelphia, Pa.
    August 4, 1998